Exhibit 10.41

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 8 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Second Amended and Restated Master Repurchase Agreement, dated as of June 26, 2019 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain (i) Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended by Amendment No. 1, dated as of August 25, 2017, Amendment No. 2, dated as of January 12, 2018, Amendment No. 3, dated as of March 9, 2018, Amendment No. 4, dated as of April 2, 2018, Amendment No. 5, dated as of June 4, 2018, Amendment No. 6, dated as of October 23, 2018, and Amendment No. 7, dated as of May 9, 2019, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (ii) Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 adding the following definitions in their proper alphabetical order:

“BPO” means an opinion of the fair market value of a Mortgaged given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 for an “appraisal” or an “evaluation” as applicable.

“Non-Performing Mortgage Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan) that is sixty (60) or more days past due as of the last day of a calendar month immediately preceding such date of determination.

“Re-Performing Mortgage Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan) that is less than sixty (60) days past due as of the last day of a calendar month immediately preceding such date of determination and has been a Non-Performing Mortgage Loan.

SECTION 2. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

9.1 deleting paragraphs (a), (b), (c), (d), (o) and (ll) and replacing them with the corresponding letters on Annex A attached hereto; and

9.2 adding the paragraphs listed on Annex B hereto to the end thereof.

SECTION 3. Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the receipt by Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, duly executed and delivered by the Administrative Agent, the Buyers and the Seller; and

(b) Amendment No. 10 to the Amended and Restated Pricing Side Letter, duly executed and delivered by the Administrative Agent, the Buyers and the Seller.

SECTION 4. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement. Each of Seller and Guarantor additionally represents and warrants to the Administrative Agent and the Buyers that there has been no material change to its financial condition since the financial statements most recently delivered to the Administrative Agent pursuant to the Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name:	MARGARET DELLAFERA
Title:	VICE PRESIDENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

By:	/s/ Kenneth Aiani
Name:	Kenneth Aiani
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Kenneth Aiani
Name:	Kenneth Aiani
Title:	Vice President

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

Signature Page to Amendment No. 8 to Second A&R MRA

CALIBER HOME LOANS, INC., as Seller

By:	/s/ Vasif Imtiazi
Name:	Vasif Imtiazi
Title:	EVP, Deputy CFO

Signature Page to Amendment No. 8 to Second A&R MRA

ANNEX A

(a) Payments Current. Except with respect to a Mortgage Loan that is a Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Except with respect to a Mortgage Loan that is a Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan within the grace period and, if the Mortgage Loan is a Co-op Loan (other than a Non-Performing Mortgage Loan or Re-Performing Mortgage Loan), no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(b) No Outstanding Charges. Except with respect to a Mortgage Loan that is a Non-Performing Mortgage Loans or Re-Performing Mortgage Loans, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and/or interest thereunder.

(c) Original Terms Unmodified. Except with respect to a Mortgage Loan that is Non-Performing Mortgage Loan or Re-Performing Mortgage Loan, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

Annex A-1

(d) No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Except with respect to a Mortgage Loan that is Non-Performing Mortgage Loan or Re-Performing Mortgage Loan, Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(o) No Defaults. Other than a Mortgage Loan that is a Non-Performing Mortgage Loan, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Co-op Loan (other than a Non-Performing Mortgage Loan), there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(ll) Origination Date. The Purchase Date is no more than (i) with respect to Purchased Mortgage Loans other than Correspondent Loans, Non-Performing Mortgage Loans, Re-Performing Mortgage Loans or Scratch and Dent Mortgage Loans, [***] following the origination date and (ii) with respect to Purchased Mortgage Loans that are Correspondent Loans (other than Non-Performing Mortgage Loan or Re-Performing Mortgage Loan), [***] following the origination date.

Annex A-2

ANNEX B

(ttt) No Prior Modifications. With respect to a Non-Performing Mortgage Loan or Re-Performing Mortgage Loan, if such Mortgage Loan has been modified after acquisition by the Seller, such signed modification documents reflecting the applicable modified terms are in the related loan file.

(uuu) Leases. With respect to a Non-Performing Mortgage Loan or Re-Performing Mortgage Loan, the Mortgaged Property is either a fee simple estate or a long-term residential lease. If such Non-Performing Mortgage Loan or Re-Performing Mortgage Loan is secured by a long-term residential lease, to the best of each Seller’s knowledge: (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage Loan File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (C) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (D) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

Annex B-1